Exhibit 8.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

October 23, 2019

VIA ELECTRONIC MAIL

Hoth Therapeutics, Inc.

1 Rockefeller Plaza, Suite 1039

New York, New York 10020

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1 (File No. 333-233954) (the “Registration Statement”) of Hoth Therapeutics, Inc., a Nevada corporation (the “Company”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in connection with the distribution by Spherix Incorporated (“Spherix”) of 100,000 shares of the Company’s common stock, $0.0001 par value per share, to holders of record of common stock of Spherix (the “Distribution”).

For purposes of this opinion, we have reviewed originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and such other documents and matters of law and fact as we have considered necessary or appropriate. We have not made an independent investigation or audit of the facts set forth in the above referenced documents or otherwise provided to us. In addition, we have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, (ii) that the Distribution will be consummated as described in the Registration Statement; (iii) that the statements concerning the terms of the Distribution set forth in the Registration Statement are true, complete and correct and will remain true, complete and correct at all relevant times; and (iv) that any such statements made in the Registration Statement qualified by knowledge, intention, belief or any other similar qualification are true, complete and correct, and will remain true, complete and correct at all relevant times, in each case as if made without such qualification. If any of the above described assumptions are untrue for any reason or if the Distribution is consummated in a manner that is different from the manner described in the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, and our consideration of such other matters of fact and law as we have considered necessary or appropriate, we hereby confirm to you that the statements set forth under the caption “Material United States Federal Income Tax Consequences” in the Registration Statement, to the extent such statements summarize U.S. federal income tax law, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein and therein, constitute our opinion as to the material United States federal income tax consequences of the Distribution to holders of common stock of Spherix.

Hoth Therapeutics, Inc.

October 23, 2019

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Registration Statement other than the opinion set forth above. Our opinion set forth above is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, administrative pronouncements and judicial precedents, all as of the date hereof. The foregoing authorities may be repealed, revoked or modified, and any such change may have retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Distribution, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied may affect the validity of the opinion set forth herein. We assume no responsibility to inform the Company of any such change or inaccuracy that may occur or come to our attention.

Our opinion is not binding on the Internal Revenue Service or a court. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Sheppard, Mullin, Richter & Hampton LLP

Sheppard, Mullin, Richter & Hampton LLP